UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     On June 23, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) entered into a Development and License Agreement (the “License Agreement”) with Amylin Pharmaceuticals, Inc. (“Amylin”) to develop and commercialize a nasal spray dosage form of exenatide for the treatment of type 2 diabetes.
     Under terms of the License Agreement, the Company will collaborate with Amylin to develop and commercialize a nasal spray formulation of exenatide in exchange for milestone payments and royalties on product sales. In total, milestone payments could reach up to $89 million depending upon the successful completion of specified development, regulatory, and commercialization goals. The Company also will receive royalties, with the rate escalating upon the achievement of varying sales thresholds. Amylin will reimburse the Company for any development activities performed by the Company under the License Agreement. Amylin will assume responsibility for clinical and non-clinical studies and regulatory approval, while Nastech’s efforts will focus on drug delivery and chemistry, manufacturing and controls (CMC) activities.
     A copy of the Company’s press release announcing the License Agreement is filed herewith as Exhibit 99.1. The Company intends to file with the Securities and Exchange Commission a request for confidential treatment of certain terms and conditions of the License Agreement and will file a copy of the License Agreement, with such confidential terms redacted, as an exhibit to the Company’s next quarterly report on Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated June 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc.

(Registrant)

By:	/s/ Philip C. Ranker
Name:	Philip C. Ranker
Title:	Chief Financial Officer
Dated: June 29, 2006

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Nastech Pharmaceutical Company Inc. dated June 26, 2006.